FIRST AMENDMENT

OF

COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS

OF ADC TELECOMMUNICATIONS, INC.

(2004 Restatement)

WHEREAS, ADC TELECOMMUNICATIONS, INC., a Minnesota corporation (the “Principal Sponsor”) has heretofore established and maintains a nonqualified, unfunded, deferred compensation plan for the benefit of its nonemployee directors (the “Plan”), which, in its most recent restated form, is embodied in a document entitled “COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS OF ADC TELECOMMUNICATIONS, INC. (2004 Restatement),” (hereinafter referred to as the “Plan Statement”); and

WHEREAS, The Principal Sponsor desires to amend the timing and form of distribution provisions of the Plan Statement to make them consistent with the requirements of Internal Revenue Code (“Code”) §409A; and

WHEREAS, The Principal Sponsor intends to later adopt additional amendments to the Plan Statement as necessary to bring the remaining provisions of the Plan Statement into compliance with Code §409A.

NOW, THEREFORE, The Plan Statement is hereby amended in the following respects, all such amendments to be effective as of January 1, 2005.

1. AMENDMENT TO DISTRIBUTION TIMING TERMS. Section 7(b) of the Plan Statement shall be amended in its entirety to read in full as follows:

b.	Timing of Distributions

At the time a Participant’s initial Deferred Cash Election is made, each Participant shall specify the time and manner in which the balance in his/her Deferral Account shall be distributed. The time and manner for distributions specified on a Participant’s initial election form shall remain in effect for all successive elections until amended in accordance with Section 7(d). Installment payments shall be deemed to be a single payment for purposes of any election to further defer payments. If a Participant does not specify an election for the timing and manner of a distribution, the balance of a Participant’s Deferral Account shall be distributed in a lump sum in accordance with option (i) below. The Participant shall be entitled to receive, or to commence receiving, his/her deferred cash compensation as soon as practicable after the following:

(i)	His/her termination of service as a member of the Board of Directors;

(ii)	The January 1 following his/her termination of service as a member of the Board of Directors; or

(iii)	On a date set by him/her.

2. AMENDMENT TO DISTRIBUTION FORM TERMS. Section 7(c) of the Plan Statement shall be amended in its entirety to read in full as follows:

c.	Manner of Distribution

Each Participant shall be entitled to receive the balance in his/her Deferral Account in any one of the following manners:

(i)	In a lump sum;

(ii)	In approximately equal quarterly installments over a period of years stipulated by him/her; or

(iii)	In approximately equal quarterly installments of a value stipulated by him/her until the Deferral Account is exhausted.

3. AMENDMENTS TO DISTRIBUTION AMENDMENT TERMS. Section 7(d) of the Plan Statement shall be amended in its entirety to read in full as follows:

d.	Amendments to Timing or Form of Distribution

A Participant may rescind the initial designation of the timing and manner of distribution made pursuant to Section 7(b) by making a new designation on the Distribution Amendment Form attached hereto as Exhibit B. A Participant may not use a Distribution Amendment Form to accelerate distribution. Except as provided otherwise later in this Section 7(d), a Distribution Amendment Form is not effective for 12 months after it is filed and a new distribution election must delay payment at least 5 years from the date payment would otherwise have been made. If the initial distribution election was made for a specified time (e.g., attainment of age 65), the new election must be made at least 12 months before the date of the first scheduled payment. (By way of example, a Participant who originally elected to receive installment payments beginning on the date the Participant attains age 65, and later decides he/she wants to receive a lump sum must submit a Distribution Amendment Form at least 12 months before the date selected for distribution (the Participant’s 65th birthday). The lump sum payment must be made at least 5 years after the date originally selected for distribution.) Once distributions have commenced pursuant to a valid distribution election, no further amendments to the manner of such distribution may be made. A special rule applies in 2005 and 2006, however. A Participant may specify the time and manner of distribution of his/her entire Deferred Account, including amounts deferred in prior and subsequent years, by specifying a new time and form of payment on the Deferral Election Form for either 2006 or 2007 (such Forms to be completed in 2005 and 2006, respectively), provided, however, that any new time or form of payment elected in 2006 (on the 2007 Deferral Election Form) will not operate to accelerate any payments into 2006, nor delay any payments otherwise payable in 2006 to a later year. After 2006, a Participant making a change in time or form of distribution may do so only by filing a Distribution Amendment Form consistent with the new distribution rules reflected earlier in this Section 7(d).

4. SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.